UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): May 22, 2012

ARIBA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26299	77-0439730
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

910 Hermosa Court, Sunnyvale, California	94085
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 390-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 22, 2012, Ariba, Inc. (the “Company”), SAP America, Inc., a Delaware corporation (“Parent”) and Angel Expansion Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent (“Purchaser”), entered into an Agreement and Plan of Merger (“Merger Agreement”).

Pursuant to the terms of the Merger Agreement, and subject to the conditions thereof, Purchaser will merge with and into the Company and the Company will become a wholly-owned subsidiary of Parent (the “Merger”). If the Merger is completed, the Company’s stockholders will be entitled to receive $45.00 in cash (the “Merger Consideration”) for each share of the Company’s common stock owned by them as of the date of the Merger.

The consummation of the Merger is subject to certain conditions, including (i) adoption of the Merger Agreement by the Company’s stockholders, (ii) the continuing accuracy of the Company’s and Parent and Merger Sub’s respective representations and warranties, (iii) the expiration or termination of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, as well as any similar filings that need to be made in foreign jurisdictions, (iv) approval by the Committee on Foreign Investment in the United States under the Exon-Florio Act, and approval under certain foreign antitrust laws, and (v) other customary conditions. The dates for closing the Merger and for the Company’s stockholder meeting to vote on adoption of the Merger Agreement have not yet been determined.

The Merger Agreement contains customary representations, warranties and covenants of the parties. The Company has agreed to operate its business in the ordinary course, and has also agreed to refrain from engaging in certain activities. In addition, under the terms of the Merger Agreement, the Company has agreed not to solicit or support any alternative acquisition proposals, subject to customary exceptions for the Company to respond to and support unsolicited proposals in the exercise of the fiduciary duties of the Board of Directors of the Company. The Company will be obligated to pay a termination fee of $150 million to Parent in certain customary circumstances.

SAP AG (“SAP”) has absolutely, irrevocably and unconditionally granted in favor of the Company a guarantee under the Merger Agreement pursuant to which SAP will guarantee the payment and performance of Parent’s and the Purchaser’s liability and obligations (including for breach) under the Merger Agreement.

In addition, in connection with the transactions contemplated by the Merger Agreement, all options (whether vested or unvested) of the Company that are outstanding at the time the Merger is consummated will be cancelled and converted into the right to receive an amount in cash equal to the product of (i) the aggregate number of shares of common stock of the Company subject to such options and (ii) the excess, if any, of the Merger Consideration over the per share exercise price of each option. All unvested shares of the Company’s common stock subject to forfeiture or a right of repurchase by the Company at the time the Merger is consummated (“Restricted Stock”) and all of the Company’s restricted stock units (“Equity Plan Stock”) that are unvested at the time the Merger is consummated, in each case, other than those held by non-employee directors, will remain subject to the vesting terms that applied with respect to such shares of Restricted Stock or Equity Plan Stock immediately prior to the consummation of the Merger under the award agreement applicable to such shares of Restricted Stock or Equity Plan Stock. Each holder of unvested shares of Restricted Stock or Equity Plan Stock will be paid in a cash lump-sum on the date upon which such shares of Restricted Stock or Equity Plan Stock would have vested under the terms and conditions set forth in the applicable award agreement. All shares of Restricted Stock or Equity Plan Stock that are vested at the time the Merger is consummated, in each case, other than those held by non-employee directors, will be cancelled and converted into the right to receive an amount in cash equal to the Merger Consideration. All shares of Restricted Stock and Equity Plan Stock held by non-employee directors will be cancelled and converted into the right to receive an amount in cash equal to the Merger Consideration within 30 days following the consummation of the Merger.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by the Company in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company, Parent and Purchaser, rather than establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts about the Company, Parent or Purchaser.

Forward Looking Statements

Certain statements in this communication regarding the proposed transaction between SAP and the Company, the expected timetable for completing the transaction, benefits and synergies of the transaction, future opportunities for the combined company and products and any other statements regarding SAP and the Company’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements made within the meaning of Section 21E of the Securities Exchange Act of 1934 and (collectively, forward-looking statements). Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered forward-looking statements. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including the parties’ ability to consummate the transaction; the conditions to the completion of the transaction, including the receipt of stockholder approval or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; the parties’ ability to meet expectations regarding the timing and completion of the transaction; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the arrangement within the expected time-frames or at all and to successfully integrate the Company’s operations into those of SAP; such integration may be more difficult, time-consuming or costly than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; the retention of certain key employees of the Company may be difficult; SAP and the Company are subject to intense competition and increased competition is expected in the future; fluctuations in foreign currencies could result in transaction losses and increased expenses; the volatility of the international marketplace; and the other factors described in SAP’s Annual Report on Form 20-F for the year ended December 31, 2011 filed with the SEC, and the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2011 and in its most recent quarterly report filed with the SEC. SAP and the Company assume no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the proposed acquisition of the Company, the Company intends to file relevant materials with the SEC, including the Company’s proxy statement in preliminary and definitive form (the “Proxy Statement”). STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov. Documents will also be available for free from the Company by contacting Investor Relations at (650) 390-1000 or Investor@ariba.com.

SAP and its directors and executive officers, and the Company and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of the Company’s common stock in respect of the proposed transaction. Information about the directors and executive officers of SAP is set forth in its Annual Report on Form 20-F, which was filed with the SEC on March 23, 2012. Information about the directors and executive officers of the Company is set forth in the proxy statement for the Company’s 2012 Annual Meeting of Stockholders, which was filed with the SEC on December 8, 2012. Investors may obtain additional information regarding the interest of such participants by reading the definitive proxy statement regarding the acquisition when it becomes available. As of May 18, 2012, the Company’s directors and executive officers collectively beneficially owned approximately 396,424 shares of the Company’s common stock, which represented approximately 0.41% of the outstanding shares of the Company’s common stock as of such date. A more complete description of these arrangements and the interests of the Company’s directors and executive officers with respect to the Merger will be available in the Proxy Statement.

Item 8.01 Other Events.

On May 22, 2012, the Company and SAP issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated May 22, 2012, by and among Ariba, Inc., SAP America, Inc. and Angel Expansion Corporation

99.1	Press Release dated May 22, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIBA, INC.

DATE: May 22, 2012	By:	/s/ Ahmed Rubaie
Ahmed Rubaie
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated May 22, 2012, by and among Ariba, Inc., SAP America, Inc. and Angel Expansion Corporation

99.1	Press Release dated May 22, 2012